Exhibit 3.1

20297272
Corporate Access No.

BUSINESS CORPORATIONS ACT

Form 2

CERTIFICATE OF INCORPORATION

- 297272 ALBERTA LTD. -
Name of Corporation

I HEREBY CERTIFY THAT THE ABOVE-MENTIONED CORPORATION, THE ARTICLES OF

INCORPORATION OF WHICH ARE ATTACHED, WAS INCORPORATED UNDER THE

BUSINESS CORPORATIONS ACT OF THE PROVINCE OF ALBERTA.

Registrar of Corporations

March 21, 1983
Date of Incorporation

	BUSINESS CORPORATIONS ACT (SECTION 6)	FORM 1
ARTICLES OF INCORPORATION
1. NAME OF CORPORATION.
“297272”	ALBERTA LTD.
2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

The Corporation is authorized to issue:
unlimited common shares without nominal or par value;
unlimited preferred shares without nominal or par value.
The rights and restrictions attaching to the common shares and preferred shares are set out in Schedule “A” attached hereto.

3. RESTRICTIONS IF ANY ON SHARE TRANSFERS.

No transfer of shares shall occur or be registered unless and until the Directors have, by a resolution, approved the transfer and the Directors shall be under no obligation to give such approval or to give any reason for withholding the same.

4. NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.
Minimum - 1; maximum - 15

5. RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON.
No restrictions.

6. OTHER PROVISIONS IF ANY.
See Schedule “B” attached hereto.

7. INCORPORATORS.		DATE: March 18, 1983
NAMES	ADDRESS (INCLUDE POSTAL CODE)	SIGNATURE
MICHELINE MARCYAN	1200, 540-5th Avenue S.W. Calgary, Alberta T2P 0M2

FOR DEPARTMENTAL USE ONLY

CORPORATE ACCESS NO. CCA-06.101		INCORPORATION DATE 83/03/21

[STAMP]

SCHEDULE “A”

TO THE ARTICLES OF INCORPORATION OF

“            ” ALBERTA LTD.

The rights and restrictions attached to the common shares are as follows:

1.                                       The holders of the common shares shall be entitled to receive notice of, and to vote at every meeting of the shareholders of the Corporation.

2.                                       The holders of common shares shall be entitled to receive such dividend as the Directors may from time to time, by resolution, declare, provided however, that no dividend shall be declared or paid to the holders of the common shares in any one financial year of the Corporation unless and until the holders of the preferred shares shall have received the dividend to which they are entitled for that year.

3.                                       The holders of common shares shall be entitled to share equally in the assets of the Corporation remaining upon liquidation of the Corporation after the creditors of the Corporation have been satisfied.

The rights and restrictions attached to the preferred shares are as follows:

1.                                       The directors of the Corporation may from time to time and at any time, issue the preferred shares in one or more series, each series to consist of such numbers of shares as may before issuance there of, be determined by the Directors.

2.                                       The Directors of the Corporation may, by Resolution (subject as hereinafter provided) from time to time, fix before issuance, the designation, rights, restrictions, conditions and limitations to attach to the preferred shares of each series, including, without limiting the generality of the foregoing, the rate of preferential dividends, the dates of payment thereof, the redemption price and terms and conditions of redemption, if any, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the preferred shares of such series; and provided however, that no shares of any series shall be issued until the Directors have filed Articles of Amendment with the Registrar of Corporations, Province of Alberta, or such designated person in any other jurisdiction in which the Corporation may be continued.

3.                                       When any fixed cumulative dividends, if any, or amounts payable on return of capital are not paid in full, the preferred shares of all series shall participate ratably in respect of such dividends, including accumulations, if any, in accordance with the sums which would be payable on the preferred shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

4.                                       The preferred shares shall be entitled to preference over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends, if any, and may all so be given such other preferences over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares as may be fixed by the Resolution of the Directors of the Corporation as to the respective series authorized to be issued.

5.                                       The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority and payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

6.                                       No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the preferred shares unless all dividends, if any, up to and including the dividend payable for the last completed period for which such dividend shall be payable on each series of preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the preferred shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or other wise pay off any of the preferred shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the preferred shares unless all dividends up to and including the dividend payable, if any, for the last completed period for which such dividends shall be payable on each series of the preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment off.

7.                                       Preferred shares of any series may be purchased for cancellation or made subject to redemption by the Corporation out of capital pursuant to the provisions of the Business Corporations Act of the Province of Alberta, if the Directors so provide

2

in the Resolution of the Board of Directors of the Corporation relating to the issuance of such preferred shares, and upon such other terms and conditions as may be specified in the rights, restrictions, conditions and limitations attaching to the preferred shares of such series as set forth in the said Resolution of the Board of Directors and the Article of Amendment of the Corporation relating to the issuance of such series.

8.                                       The holders of the preferred shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized.

9.                                       No class of shares may be created ranking as to capital or dividends prior to or on a parity with the preferred shares without the approval of the holders of the preferred shares nor shall any additional preferred shares be created without such approval.

3

[STAMP]

SCHEDULE “B”

TO THE ARTICLES OF INCORPORATION OF

“297272” ALBERTA LTD.

1.                                      The number of shareholders of the Corporation, exclusive of

(a)                                  persons who are in its employment and are shareholders of the Corporation, and

(b)                                 persons who, having been formerly in the employment of the Corporation were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than 50 persons; 2 or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2.                                      Any invitation to the public to subscribe for any securities of the Corporation is prohibited.

20297272
Corporate Access No.

BUSINESS CORPORATIONS ACT

Form 5

CERTIFICATE OF AMENDMENT

KAPALUA GOLD MINES LTD.
Name of Corporation

I HEREBY CERTIFY THAT THE ARTICLES OF THE ABOVE-MENTIONED CORPORATION WERE AMENDED.

☐               UNDER SECTION 13 OF THE BUSINESS CORPORATIONS ACT IN ACCORDANCE WITH THE Attached NOTICE;

☐               UNDER SECTION 27 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT DESIGNATING A SERIES OF SHARES;

☒             UNDER SECTION 171 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT;

☐               UNDER SECTION 185 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF REORGANIZATION;

☐               UNDER SECTION 186 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF ARRANGEMENT.

Registrar of Corporations

April 27, 1983
Date of Amendment

1. NAME OF CORPORATION	2. CORPORATE ACCESS NO.

297272 ALBERTA LTD.	20297272

3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Section 1 of the Articles of Incorporation of the Corporation be and is hereby amended by deleting therefrom 297272 ALBERTA LTD. and substituting therefor

KAPALUA GOLD MINES LTD.

DATE	SIGNATURE	TITLE

April 27, 1983	Joseph Sabo /s/ Joseph Sabo	Director
FOR DEPARTMENTAL USE ONLY		FILED

20297272
Corporate Access No.

BUSINESS CORPORATIONS ACT

Form 5

CERTIFICATE OF AMENDMENT

KAPALUA GOLD MINES LTD.

Name of Corporation

I HEREBY CERTIFY THAT THE ARTICLES OF THE ABOVE-MENTIONED CORPORATION WERE AMENDED.

☐               UNDER SECTION 13 OF THE BUSINESS CORPORATIONS ACT IN ACCORDANCE WITH THE ATTACHED NOTICE;

☐               UNDER SECTION 27 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT DESIGNATING A SERIES OF SHARES;

☒             UNDER SECTION 171 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT;

☐               UNDER SECTION 185 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF REORGANIZATION;

☐               UNDER SECTION 186 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF ARRANGEMENT.

Registrar of Corporations

April 27, 1983
Date of Amendment

1. NAME OF CORPORATION	2. CORPORATE ACCESS NO.

KAPALUA GOLD MINES LTD.	20297272

3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

1.   Pursuant to Section 167(1) (l) of the Business Corporations Act, section 3 of the Articles of Incorporation of the Corporation be amended by deleting therefrom:

<<No transfer of shares shall occur or be registered unless and until the Directors have, by a resolution, approved the transfer and the Directors shall be under no obligation to give such approval or to give any reason for withholding the same.>>

and substituting therefore:

<<No restrictions. >>

2.   Pursuant to Section 167(1) (k) of the Business Corporations Act, section 4 of the Articles of Incorporation of the Corporation be amended by increasing the minimum number of directors to three (3), so that the Board of Directors of the Corporation shall consist of a minimum of three (3) directors and a maximum of fifteen (15) directors.

3.   Pursuant to section 167(1) (m) of the Business Corporations Act, section 6 of the Articles of Incorporation of the Corporation shall be amended by deleting in their entirety the provisions set forth in Schedule B to the Articles of Incorporation.

DATE	SIGNATURE	TITLE

April 27, 1983	Joseph Sabo /s/ Joseph Sabo	Director
FOR DEPARTMENTAL USE ONLY		FILED 27/4/83

CORPORATE ACCESS NUMBER
20297272

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

PRIZE ENERGY INC.

AMENDED ITS ARTICLES ON NOVEMBER 16, 1993.

Registrar of Corporations

BUSINESS CORPORATIONS ACT (SECTION 27 OR 171)	FORM 4
ARTICLES OF AMENDMENT

1. NAME OF CORPORATION	2. CORPORATE ACCESS NO.

KAPALUA GOLD MINES LTD.	20297272

3. ITEM NO.                            OF THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED IN ACCORDANCE WITH SECTION                                 OF THE BUSINESS CORPORATIONS ACT.

(a)            Pursuant to section 167 (1) (a) of the Business Corporations Act (Alberta), section 1 of the Articles of Incorporation of the Corporation is amended by changing the name of the Corporation to “Prize Energy Inc.”

(b)           Pursuant to section 167 (1) (f) of the Business Corporations Act (Alberta), section 2 of the Article of Incorporation of the Corporation is amended by consolidating the common shares of the Corporation on the basis of 1 new common share for every 5 common shares currently issued and outstanding.

DATE	SIGNATURE	TITLE
/s/ David Tonken
Nov. 16, 1993	David Tonken	President
FOR DEPARTMENTAL USE ONLY		FILED

CORPORATE ACCESS NUMBER: 202972725

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

PRIZE ENERGY INC.

AMENDED ITS ARTICLES ON 1999/01/19.

BUSINESS CORPORATIONS ACT (SECTION 27 OR 171)	FORM 4
ARTICLES OF AMENDMENT

1. NAME OF CORPORATION	2. CORPORATE ACCESS NO.

PRIZE ENERGY INC.	20297272

Pursuant to Section 167(1)(M) of the Business Corporations Act (Alberta), Article 7 of the Restated Articles of Incorporation is hereby amended by adding the following thereto:

“Appointment of Additional Directors

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general or duly called shareholders meeting, but the number of directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.”

DATE	SIGNATURE	TITLE

January 15, 1999	Robert Pilling /s/ Robert Pilling	Director
FOR DEPARTMENTAL USE ONLY		FILED

BUSINESS CORPORATIONS ACT (SECTION 174)	FORM 7
RESTATED ARTICLES OF AMENDMENT

1. NAME OF CORPORATION:	2. CORPORATE ACCESS NUMBER:

PRIZE ENERGY INC.	20297272

3.   THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

See attached Schedule “A”

4.   RESTRICTIONS IF ANY ON SHARE TRANSFERS.

No restrictions.

5.   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

Minimum of three (3) - Maximum of fifteen (15)

6.   IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, SPECIFY THESE RESTRICTIONS.

No restrictions.

7.   OTHER PROVISIONS IF ANY.

None.

THE FOREGOING RESTATED ARTICLES OF INCORPORATION CORRECTLY SET OUT, WITHOUT SUBSTANTIVE CHANGE THE CORRESPONDING PROVISIONS OF THE ARTICLES OF INCORPORATION AS AMENDED AND SUPERSEDE THE ORIGINAL ARTICLES OF INCORPORATION.

DATE	SIGNATURE	TITLE

January 15, 1999	Robert Pilling /s/ Robert Pilling	Director
FOR DEPARTMENTAL USE ONLY		FILED

SCHEDULE “A”

The rights and restrictions attached to the common shares are as follows:

1.                  The holders of the common shares shall be entitled to receive notice of, and to vote at every meeting of the shareholders of the Corporation.

2.                  The holders of common shares shall be entitled to receive such dividend as the Directors may from time to time, by resolution, declare, provided however, that no dividend shall be declared or paid to the holders of the common, shares in any one financial year of the Corporation unless and until the holders of the preferred shares shall have received the dividend to which they are entitled for that year.

3.                  The holders of common shares shall be entitled to share equally in the assets of the Corporation remaining upon liquidation of the Corporation after the creditors of the Corporation have been satisfied.

The rights and restrictions attached to the preferred shares are as follows:

1.                  The Directors of the Corporation may from time to time and at any time, issue the preferred shares in one or more series, each series to consist of such numbers of shares as may before issuance thereof, be determined by the Directors.

2.                  The Directors of the Corporation may, by Resolution (subject as hereinafter provided) from time to time, fix before issuance, the designation, rights, restrictions, conditions and limitations to attach to the preferred shares of each series, including, without limiting the generality of the foregoing, the rate of preferential dividends, the dates of payment thereof, the redemption price and terms and conditions of redemption, if any, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the preferred shares of such series; and provided however, that no shares of any series shall be issued until the Directors have filed Articles of Amendment with the Registrar of Corporations, Province of Alberta, or such designated person in any other jurisdiction in which the Corporation may be continued.

3.                  When any fixed cumulative dividends, if any, or amounts payable on return of capital are not paid in full, the preferred shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums which would be payable on the preferred shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

4.                  The preferred shares shall be entitled to preference over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends, if any, and may also be given such other preferences over the common shares of the Corporation and any other shares of the Corporation ranking junior to the preferred shares as may be fixed by the Resolution of the Directors of the Corporation as to the respective series authorized to be issued.

5.                  The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority and payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

6.                  No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Corporation ranking junior to the preferred shares unless all dividends, if any, up to and including the dividend payable for the last completed period for which such dividend shall be payable on each series of preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the preferred shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the preferred shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the preferred shares unless all dividends up to and including the dividend payable, if any, for the last completed period for which such dividends shall be payable on each series of the preferred shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment off.

7.                  Preferred shares of any series may be purchased for cancellation or made subject to redemption by the Corporation out of capital pursuant to the provisions of the Business Corporations Act of the Province of Alberta, if the Directors so provide in the Resolution of the Board of Directors of the Corporation relating to the issuance of such preferred shares, and upon such other terms and conditions as may be specified in the rights, restrictions, conditions and limitations attaching to the preferred shares of such series as set forth in the said Resolution of the Board of Directors and the Articles of Amendment of the Corporation relating to the issuance of such series.

8.                  The holders of the preferred shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Corporation now or hereafter authorized.

9.                  No class of shares may be created ranking as to capital or dividends prior to or on a parity with the preferred shares without the approval of the holders of the preferred shares nor shall any additional preferred shares be created without such approval.

CORPORATE ACCESS NUMBER: 202972725

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

CANADIAN SUPERIOR ENERGY INC.
AMENDED ITS ARTICLES ON 2000/08/25.

BUSINESS CORPORATIONS ACT	FORM 4
(SECTION 27 OR 171)
ARTICLES OF AMENDMENT

1. NAME OF CORPORATION	2. CORPORATE ACCESS NO.

Prize Energy Inc.	202972725

3.

(a)            Pursuant to Section 167(l)(a) of the Business Corporations Act (Alberta), Article 1 of the Restated Articles of Amendment be amended by changing the name of the Corporation to Canadian Superior Energy Inc.

(b)           Pursuant to Section 167(l)(f) of the Business Corporations Act (Alberta), Article 3 of the Restated Articles of Amendment is hereby amended to provide that the issued and outstanding 46,063,116 Common Shares are consolidated on the basis that two shares held shall become one Common Share with any fraction being rounded up to the next highest whole number.

DATE	SIGNATURE	TITLE

August 24, 2000	Robert A. Pilling /s/ Robert A. Pilling	Corporate Secretary and Director
FOR DEPARTMENTAL USE ONLY		FILED
August 25, 2000
McCarthy Tetrault
Calgary, Alberta

	Per:	/s/ [ILLEGIBLE]

SECTION 167(1)(F) SCHEDULE

Pursuant to Section 167(l)(f) of the Business Corporations Act (Alberta), all of the issued and outstanding 46,063,116 Common Shares in the capital of the Corporation be consolidated on the basis that two (2) shares held shall become one (1) Common Share with any fraction being rounded up to the next highest whole number.

CORPORATE ACCESS NUMBER: 202972725

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

CANADIAN SUPERIOR ENERGY INC.
AMENDED ITS ARTICLES TO CREATE SHARES IN SERIES ON 2006/01/31.

ARTICLES OF AMENDMENT

Business Corporations Act
(Alberta)
Section 29 or 177

1. NAME OF CORPORATION	2. CORPORATE ACCESS NO.

Canadian Superior Energy Inc	202972725

3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to Section 29 of the Business Corporations Act (Alberta), the Corporation shall issue a series of First Preferred Shares being Series A, having attached thereto the rights, privileges, restrictions and conditions as set out in the Shares in Series Schedule attached hereto.

[STAMP]

Michael Coolen	/s/ Michael Coolen
Name of Person Authorizing (please print)	Signature

Vice President. East Coast Operations	January 31, 2006
Title (please print)	Date

This information is being collected for purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Co-ordinator for Alberta Registries, Research and Program Support, 3rd Floor, Commerce Place, 10155 – 102 Street, Edmonton, Alberta T5J 4L4, (780) 422-7330.

SECTION 29 SCHEDULE

The US $100.00 5% Cumulative Redeemable Convertible Preferred Shares of the Corporation shall consist of One Hundred and Fifty Thousand (150,000) shares, shall be designated as First Preferred Shares, Series A (the “First Preferred Shares, Series A”) and, in addition to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.00        INTERPRETATION

1.01        In these provisions, unless the context otherwise requires:

(a)                                  “accrued and unpaid dividends” means, at any particular date, dividends accrued to and including such date pursuant to Article 2.00 which have not then been paid, whether or not declared by the Board of Directors;

(b)                                 “applicable law” means the law applicable to the Corporation, including the Business Corporations Act (Alberta) and any successor statute, as the same may from time to time be in force;

(c)                                  “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a statutory holiday in the jurisdiction in which the Corporation’s registered office is located;

(d)                                 “Certificate” means a certificate of the Corporation signed by any two of the President, a Vice-President or the Secretary of the Corporation and may consist of one or more instruments so executed;

(e)                                  “Common Shares” means common shares of the Corporation as such shares were constituted on December 29, 2005 or as subsequently consolidated or subdivided and any other shares resulting from the reclassification or change of such Common Shares or other capital reorganization or amalgamation, consolidation, merger or sale, all as referred to in Sections 5.04 and 5.10;

(f)                                    “Current Conversion Basis” means the number of Common Shares into which each First Preferred Share, Series A is convertible, which number at any particular time is equal to the result obtained (expressed to the second decimal place rounded upwards) by dividing US $100.00 by the Current Conversion Price;

(g)                                 “Current Conversion Price” means US $2.50 per Common Share subject to adjustment as hereinafter provided, regardless of the Common Share price in effect at the time of such adjustment provided that such price shall always be expressed to one-tenth of one cent, rounded upwards;

(h)                                 “Current Market Price” means, as at any date when the Current Market Price is to be determined, the weighted average price per Common Share at which board lots of the Common Shares have been traded on the Exchange for at least 20 trading days in any consecutive 30 day period, ending three trading days prior to such date. In the event the Common Shares are not listed on the Exchange but are listed on another stock exchange or stock exchanges in Canada, any references to such other stock exchange, or, if more than one, is to such one as shall be designated by the Board of Directors. In the event Common Shares are not so traded on any stock exchange in Canada, the Current Market Price thereof shall be determined by the Board of Directors;

(i)                                     “Dividend Payment Date” means the last day of March, June, September and December in each year commencing on the Initial Payment Date;

(j)                                     “Exchange” means the American Stock Exchange;

(k)                                  “Initial Dividend Rate” means 5%, multiplied by the number of days from the date of issue to the Initial Payment Date, divided by 365;

(l)                                     “Initial Payment Date” means March 31, 2006;

(m)                               “Quarterly Dividend Rate” means, in respect of any Dividend Payment Date, 1.25%; and

(n)                                 “Stated Value” means US $100.00 provided that for the purposes of Article 2.00 in the event that any amount of dividends accrued on a First Preferred Shares, Series A to a particular Dividend Payment Date is not paid on such date, for the purpose of calculating the amount of dividends accruing after such Dividend Payment Date, Stated Value shall be the aggregate of US $100.00 and the amount of accrued and unpaid dividends on such Dividend Payment Date until such accrued and unpaid dividends are paid.

1.02        In the event that any day on which any dividend on First Preferred Shares, Series A is payable by the Corporation, or on or by which any other action is required to be taken by the Corporation hereunder, is not a Business Day, then such dividend shall be payable, or such other actions shall be required to be taken, on or by the next succeeding day that is a Business Day.

2.00        DIVIDENDS

2.01        The holders of First Preferred Shares, Series A shall be entitled to receive, and the Corporation shall pay on each First Preferred Shares, Series A as and when declared by the Board of Directors out of the assets of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends on:

(i)                                     the initial Payment Date in an amount per share equal to the lnitial Dividend Rate multiplied by the Stated Value; and

(ii)                                  each of the Dividend Payment Dates in an amount per share equal to the Quarterly Dividend Rate multiplied by the Stated Value;

provided that for and restricted to the 150 day period after December 30, 2010, the dividend rate on outstanding First Preferred Shares, Series A shall be increased by 1/30 of 1% per day.

In any case where dividends are to be calculated for a period (the “Dividend Payment Period”) that ends on a date other than the lnitial Payment Date or a Dividend Payment Date, the daily rate at which such dividends shall accrue shall be an amount per share equal to (i) 5% multiplied by the Stated Value; multiplied by (ii) the result obtained when the number of days in such Dividend Payment Period is divided by 365 and adjusted with respect to the immediately preceding proviso.

2.02        If on any date on which dividends are to be paid the dividends payable on such date are not paid in full on the First Preferred Shares, Series A then issued and outstanding, such dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such dividends and in priority to dividends on the Common Shares and on all other shares ranking junior to the First Preferred Shares, Series A with respect to the payment of dividends. The holders of First Preferred Shares, Series A shall not be entitled to any dividend other than or in excess of the cumulative preferential cash dividends herein provided for.

2.03        Subject to Section 2.04, dividends (less any tax required to be withheld by the Corporation) on the First Preferred Shares, Series A shall be paid by cheque payable in lawful money of the United States at par or by any other reasonable means that the Corporation deems desirable. The mailing of such cheque from the Corporation’s registered office, or the payment by such other reasonable means as may herein be permitted or which the Corporation deems desirable, on or before the date on which such dividend is to be paid to a holder of First Preferred Shares, Series A shall be deemed to be payment of the dividends represented thereby and payable on such date unless the cheque is not paid upon presentation or payment by such other means is not received. Dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed within six years after the date on which they were declared to be payable shall be forfeited to the Corporation.

2.04        The Corporation may elect from time to time, to satisfy its dividend payment obligation on any Dividend Payment Date entirely or in part by delivering Common Shares to the holders of First Preferred Shares, Series A within five days of the Dividend Payment Date. The number of Common Shares issuable, if and when so determined by the Board of Directors of the Corporation, shall be equal to 115% of the Quarterly Dividend Rate multiplied by the Stated Value divided by the Current Market Price, less any amount to be paid in cash, calculated on a per share basis. In the event that the aggregate dividend payable to any holder shall result in a fraction of a Common Share, the Corporation shall adjust such fractional interest by rounding up such fraction to the next whole number of Common Shares. Any Common Shares issued by way of dividends shall be approved for listing on the Exchange.

3.00        REDEMPTION

3.01        Subject to applicable law and Article 8.00, the Corporation may redeem during the time periods specified below, provided the Corporation has, or has caused drilling operations to be completed on at least one well on Block C in Trinidad and Tobago, or such later date as drilling operations have been completed on at least one well in Block C in Trinidad and Tobago, the whole or any part of the First Preferred Shares, Series A if the Corporation shall have filed with the transfer agent for the First Preferred Shares, Series A if any, or if there is no transfer agent for such shares at any such time, shall have given to the holders of First Preferred Shares, Series A, on the day that the requisite notice of redemption is given, a Certificate certifying that the Current Market Price prior to the date on which notice of redemption is given hereunder, was not less than the percentage specified below of the Current Conversion Price in effect on the date of filing or giving of such Certificate, on payment of the Stated Value per First Preferred Shares, Series A to be redeemed, together with an amount equal to all accrued and unpaid dividends to the date fixed for redemption (the whole amount being herein referred to as the “redemption price”):

	Percentage of Current
Period	Conversion-Price Premium	Redemption
December 30, 2007 to December 30, 2010	125%	US $100.00

Subject to applicable law, on and after December 30, 2010, the Corporation must redeem, at any time or from time to time, the whole or any part of the First Preferred Shares, Series A on payment for each such share to be redeemed of the Stated Value together with an amount equal to all accrued and unpaid dividends to the date fixed for redemption (the whole amount being herein referred to as the “redemption price”).

In case only a part of the then outstanding First Preferred Shares, Series A are at any time to be redeemed, the shares so to be redeemed shall be redeemed pro rata, excluding fractions, from the holdings of all shareholders of First Preferred Shares, Series A or in such other manner as the Board of Directors deems reasonable.

3.02        On any redemption of First Preferred Shares, Series A under this Article 3.00, the Corporation shall give, in the manner provided in Article 13.00 and at least 30 days and not more than 60 days before the date fixed for redemption, a notice in writing of the intention of the Corporation to redeem First Preferred Shares, Series A to each person who at the date of giving of such notice is a registered holder of First Preferred Shares, Series A to be redeemed. Such notice shall set out the calculation of the redemption price, the date fixed for redemption and, unless all the First Preferred Shares, Series A held by the holder to whom it is addressed are to be redeemed, the number of such shares so held which are to be redeemed.

3.03        The redemption price (less any tax required to be withheld by the Corporation) shall be paid by cheque payable in lawful money of the United States or by such other reasonable means as the Corporation deems desirable The mailing of such cheque from the Corporation’s registered office, or the payment by such other reasonable means as the Corporation deems desirable, on or before the date fixed for redemption shall be deemed to be payment of the redemption price represented thereby on such date fixed for redemption unless the cheque is not paid upon presentation or payment by such other means is not received. Notwithstanding the foregoing, the Corporation shall be entitled to require at any time, and from time to time, that the redemption price be paid to holders of First Preferred Shares, Series A only upon presentation and surrender at the head office of the Corporation or at any other place or places within Canada designated by the notice of redemption of the certificate or certificates for such First Preferred Shares, Series A to be redeemed.

3.04        If a part only of the First Preferred Shares, Series A represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

3.05        At any time after notice of redemption is given, the Corporation shall have the right to irrevocably deposit the redemption price of any or all First Preferred Shares, Series A to be redeemed with any chartered bank or banks or with any trust company or trust companies in Canada named for such purpose in the notice of redemption to the credit of a special account or accounts in trust for the respective holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the First Preferred Shares, Series A to be redeemed. Upon such deposit or deposits being made or upon the date fixed for redemption, whichever is later, the shares in respect of which such deposit has been made shall be and be deemed to be redeemed and the rights of the holders of such shares shall be limited to receiving, without interest, the proportion of the amount so deposited applicable to their respective shares. Any interest allowed on such deposit or deposits shall accrue to the Corporation.

3.06        Any cheque representing payment of redemption price not presented to the Corporation’s bankers for payment, or any money so set aside and not claimed by or paid to the holders of First Preferred Shares, Series A entitled thereto, within six years after the date fixed for redemption shall be forfeited to the Corporation

3.07        From and after the date fixed for redemption, the First Preferred Shares, Serves A called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be duly made by the Corporation.

3.08        First Preferred Shares, Series A which are redeemed or deemed to be redeemed in accordance with this Article 3.00 shall, subject to applicable law, be and be deemed to be cancelled and shall not be reissued.

4.00        RETRACTION

4.01        Subject to applicable law, on the earlier of (i) December 30, 2010, or (ii) upon the occurrence of a takeover of the Corporation resulting in the Common Shares no longer being publicly-traded, each registered holder of First Preferred Shares, Series A shall be entitled to require the Corporation to retract any First Preferred Shares, Series A tendered as hereinafter provided at a price per share equal to the Stated Value, together with all accrued and unpaid dividends thereon up to the retraction date, (the whole amount being herein referred to as the “retraction price”) the whole subject to the provisions which follow. A holder of First Preferred Shares, Series A wishing to exercise the retraction privilege must complete and duly execute the retraction form on the certificate(s) representing the First Preferred Shares, Series A which the holder elects to have so purchased and deposit such certificate(s) representing First Preferred Shares, Series A which the holder elects to have so purchased not later than 30 days immediately before the date on which the holder wishes to exercise the retraction privilege (being herein referred to as the “retraction date”) with the Secretary of the Corporation, the registrar of the First Preferred Shares, Series A or any other place designated by the Corporation in the retraction form, whereupon the deposit will be irrevocable except in the event that the Corporation otherwise agrees or to the extent that the Corporation fails to retract the shares in respect of which the deposit was made on or before the retraction date.

                If at any time more First Preferred Shares, Series A are tendered pursuant hereto for retraction than the Corporation is obligated pursuant hereto to retract or than are permitted to be retracted pursuant to the terms of any instruments of indebtedness of the Corporation or applicable law, the Corporation shall retract the maximum number of First Preferred Shares, Series A it may retract within such limitations and the shares so to be retracted shall be retracted pro rata, excluding fractions, from the holdings of all shareholders of First Preferred Shares, Series A who have tendered shares for retraction or in such other manner as the Board of Directors deems reasonable. Thereafter, the Corporation shall retract, on each succeeding Dividend Payment Date, on the same basis, the maximum number of First Preferred Shares, Series A as it is then permitted to retract (disregarding fractions) until all First Preferred Shares, Series A tendered for retraction and not withdrawn therefrom shall have been retracted.

4.02        The retraction price (less any tax required to be withheld by the Corporation) shall be paid by cheque payable in lawful money of the United States at par. The mailing of such cheque from the Corporation’s registered office, or the payment by such other reasonable means as the Corporation deems desirable, on or before the retraction date, shall be deemed to be payment of the retraction price on the retraction date unless the cheque is not paid upon presentation or payment by such other means is not received.

4.03        If part only of the First Preferred Shares, Series A represented by any certificate are to be retracted, a new certificate for the balance shall be issued at the expense of the Corporation.

4.04        Any cheque representing payment of the retraction price not presented to the Corporation’s bankers for payment or otherwise not claimed within the six years after the retraction date shall be forfeited to the Corporation.

4.05        From and after the retraction date, the First Preferred Shares, Series A retracted shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the retraction price shall not be duly made by the Corporation.

4.06        First Preferred Shares, Series A which are retracted or deemed to be retracted in accordance with this Article 4.00 shall, subject to applicable law, be and be deemed to be cancelled and shall not be reissued.

5.00        CONVERSION PRIVILEGE

5.01        A holder of First Preferred Shares, Series A has the right, at the holder’s option, at any time, or, in the case such shares are called for redemption, on or prior to 4:30 p.m. (Calgary time) on the third business day prior to the date fixed for redemption, if any, to convert, subject to the terms and provisions hereof, such First Preferred Shares, Series A into fully paid and non-assessable Common Shares at the Current Conversion Basis. Should payment of the redemption price of First Preferred Shares, Series A which have been called for redemption not be paid on surrender of the certificate for such First Preferred Shares, Series A, the right of conversion shall revive and continue from the time of the failure to pay as if such First Preferred Shares, Series A had not been called for redemption.

5.02        The conversion of First Preferred Shares, Series A may be effected by the surrender of the certificate or certificates representing the same at any time during usual business hours at any office of any transfer agent of the Corporation at which the First Preferred Shares, Series A are transferable, accompanied by a written instrument of surrender duly executed by the registered holder, or the holder’s attorney duly authorized in writing, in which instrument such holder may also elect to convert:

(a)    part only of the First Preferred Shares, Series A represented by such certificate or certificates, in which event such holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the First Preferred Shares, Series A represented by such certificate or certificates which have not yet been converted; or

(b)    the First Preferred Shares, Series A, or part thereof, represented by such certificate or certificates theretofore called for redemption, in which event on the date specified for the redemption of such

First Preferred Shares, Series A such holder shall be entitled to payment of the redemption price of the First Preferred Shares, Series A represented by such certificate or certificates which have been called for redemption and which have not been converted, and to receive, at the expense of the Corporation, a certificate representing First Preferred Shares, Series A represented by such certificate or certificates which have been neither converted nor redeemed.

Upon the surrender of any First Preferred Shares, Series A for conversion, the Corporation shall issue and deliver, or cause to be delivered to, within five days thereof, upon the written order of the holder of the First Preferred Shares, Series A so surrendered, a certificate or certificates issued in the name of, or in such name or names as may be directed by, such holder representing the number of Common Shares to which such holder is entitled together with a payment by cheque in respect of any fraction of a Common Share otherwise issuable on such conversion as provided in Section 5.08. Such conversion shall be deemed to have been made at the close of business on the date such First Preferred Shares, Series A shall have been surrendered for conversion, so that the rights of the holder of such First Preferred Shares, Series A, as the holder thereof, shall cease at such time and the person or persons entitled to receive Common Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Common Shares at such time and such conversion shall be on the Current Conversion Basis as at such time.

5.03 The registered holder of any First Preferred Shares, Series A on the record date for any dividend declared payable on such shares shall be entitled to such dividend notwithstanding that suc

h shares are converted after such record date and before the payment date of such dividend and the registered holder of any Common Share resulting from any conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on any date after the date of conversion. Subject to the foregoing and to the provisions hereof, upon the conversion of First Preferred Shares, Series A the Corporation shall make no other payment or other adjustment on account of any dividends on the First Preferred Shares, Series A so converted or on account of the dividends on the Common Shares issuable upon such conversion.

5.04 The Current Conversion Price shall be subject to adjustment from time to time as follows:

(a)             If, at any time after the issuance of the First Preferred Shares, Series A, the Corporation shall:

(i)               subdivide, redivide or change its outstanding Common Shares into a greater number of shares;

(ii)            reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares; or

(iii)         issue Common Shares (or securities convertible or exchangeable into Common Shares) to the holders of any of its outstanding Common Shares by way of a stock dividend (other than an issue of Common Shares to holders of Common Shares who exercise an option to receive stock dividends in lieu of cash dividends);

the Current Conversion Price in effect immediately after such subdivision, redivision, change, reduction, combination or consolidation or such issue of Common Shares (or securities convertible or exchangeable into Common Shares) by way of a stock dividend becomes effective or is paid, as the case may be, shall, in the case of the events referred to in (i) and (iii), be decreased in the same proportion to the increase in the number of outstanding Common Shares resulting from such subdivision, redivision or change or such dividend (including, in the case where securities convertible or exchangeable into Common Shares, are issued, the number of Common Shares that would have been outstanding had such securities been converted or exchanged into Common Shares on such date of issuance thereof), or, in the case of (ii), shall be increased in the same proportion to the decrease in the number of outstanding Common Shares resulting from such combination or consolidation; such adjustment shall be made successively whenever any event referred to in this paragraph 5.04(a) shall occur, any such issue of Common Shares (or securities convertible or exchangeable into Common Shares) by way of stock dividend referred to in (iii) above shall be deemed to have been made on the date the stock dividend is paid for the purpose of calculating the number of outstanding Common Shares under this Section 5.04 and to the extent that any such securities convertible or exchangeable into Common Shares are not converted into Common Shares prior to the expiration of the conversion right contained in such securities, the Conversion Price shall be re-adjusted, effective as of the date of such expiration, to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued on the exercise of such conversion right;

(b)            If, at any time after the issuance of the First Preferred Shares, Series A, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 90% of the Current Market Price on such record date the Current Conversion Price shall be adjusted immediately after such record date so that it shall equal a price determined by multiplying the Current Conversion Price in effect immediately before such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date or date of entering into such agreement plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such record date is fixed or agreement entered into; if all such rights, options, warrants or rights, to acquire Common Shares or convertible or exchangeable securities are not exercised prior to the expiration thereof, the Current Conversion Price shall be readjusted, effective as of the date of such expiration, to the Current Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually delivered upon the exercise of such rights, options, warrants or rights as the case may be;

(c)             If, at any time after the issuance of the First Preferred Shares, Series A, the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of:

(i)               shares of any class other than Common Shares;

(ii)            rights, options or warrants (excluding those referred to in paragraph 5.04(b) and rights, options or warrants to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) not less than 90% of the Current Market Price on such record date);

(iii)         evidences of its indebtedness; or

(iv)        assets;

then in each such case the Current Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Current Conversion Price in effect on such record date by a fraction, of which the numerator shall be the: (A) total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date; less (B) the fair market value (as determined by the Board of Directors) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price; any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution of shares, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Current Conversion Price shall be readjusted to the Current Conversion Price which would then be in effect based upon such shares, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually delivered upon the exercise of such rights, options or warrants, as the case may be.

In the event the Corporation contemplates making any distribution under the provisions of this paragraph 5.04(c), the Corporation shall give written notice of such event to all holders First Preferred Shares, Series A. The Corporation shall not make a distribution under this paragraph 5.04(c) where the fair market value (as determined by the Board of Directors), of the shares or rights, options or warrants or evidences of indebtedness or assets so distributed exceeds the product of the Current Market Price on the record date for such distribution multiplied by the total number of Common Shares outstanding on such record date unless the holders of First Preferred Shares, Series A are permitted and such holders have elected, or have waived in writing or are deemed to have waived their right, to participate in such distribution as though and to the same extent as if they had converted their First Preferred Shares, Series A into Common Shares immediately prior to such distribution even though in fact they have not converted their First Preferred Shares, Series A. A holder of First Preferred Shares, Series A shall be deemed to have waived its right to so participate under this paragraph 5.04(c) where such holder has not elected in writing to participate by delivery of such election to the Corporation within fourteen (14) days of the date on which notice of the event was given by the Corporation.

5.05 No adjustments of the Current Conversion Price shall be made pursuant to paragraphs (b) or (c) of Section 5.04 if the holders of the First Preferred Shares, Series A were permitted and all such holders have elected or have waived or are deemed to have waived their right to participate in the issue of such rights, options or warrants or such distribution, as the case may be, as though and to the same extent as if they had converted their First Preferred Shares, Series A into Common Shares prior to the issue of such rights, options or warrants or such distribution, as the case may be. Any such participation shall be subject to approval of the stock exchanges upon which the securities of the Corporation are then listed.

5.06 No adjustment of the Current Conversion Price shall be made in any case in which the resulting increase or decrease in the Current Conversion Price would be less than 1% of the then Current Conversion Price, but in such case any adjustment that would otherwise have been required then to be made shall be carried forward and made at the time of, and together with, the next subsequent adjustment to the Current Conversion Price which, together with any and all such adjustments so carried forward, shall result in an increase or decrease in the Current Conversion Price by not less than 1%.

5.07 When, after the date of issuance of the First Preferred Shares, Series A, any action is taken which requires an increase or decrease of the Current Conversion Price under Section 5.04, the Corporation shall forthwith file with its transfer agent for the First Preferred Shares, Series A, and deliver a copy to each registered holder of First Preferred Shares, Series A, a Certificate setting forth the details of the action taken and, as the case may be, the increased or decreased Current Conversion Price, the details of the computation of the adjusted Current Conversion Price and the resulting adjusted Current Conversion Basis. The transfer agent shall be under no duty to make any investigation or inquiry as to the statements obtained in any such Certificate of the Corporation or the manner in which any computation was made, but the transfer agent may accept such certificate as conclusive evidence of the statements therein contained and shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon. The Corporation shall exhibit a copy of such Certificate of the Corporation, from time to time, to any holder of First Preferred Shares, Series A desiring to inspect the same, and shall give notice of any such adjustment of the Current Conversion Price and the resulting adjustment of the Current Conversion Basis to the holders of First Preferred Shares, Series A in the manner provided in Article 13.00. The

Corporation may, and shall upon the written request of holders of not less than 25% of the then issued and outstanding First Preferred Shares, Series A, retain a firm of independent chartered accountants (who may be the auditors of the Corporation) to make any computation required under Section 5.04, and any computation so made shall be final and binding on the Corporation, the transfer agent for the First Preferred Shares, Series A and the holders of the First Preferred Shares, Series A. Such computation shall be contained in a certificate of such independent chartered accountants addressed to the holders of First Preferred Shares, Series A, the transfer agent for such shares and to the Corporation. Such firm of independent chartered accountants may, as to questions of law, request and rely upon an opinion of independent counsel (who may be counsel for the Corporation).

5.08 Upon the surrender of any First Preferred Shares, Series A for conversion, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such First Preferred Shares, Series A to be converted, and in any case where a fraction of a Common Share is involved the Corporation shall adjust such fractional interest by rounding up such fraction to the next whole number of Common Shares.

5.09 The issuance of certificates for Common Shares upon the conversion of First Preferred Shares, Series A shall be made without charge to the holders of the First Preferred Shares, Series A so converted for any fee or tax (other than tax on the income of the holders) in respect of the issuance on such certificates or the Common Shares represented thereby.

5.10 In case of any reclassification or change (other than a change referred in paragraph 5.04(a)) of the Common Shares or capital reorganization of the Corporation other than as referred to in Section 5.04, or in the case of any amalgamation, consolidation or merger of the Corporation with or into any other corporation, trust, partnership or other entity, or in the case of any sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, trust, partnership or other entity each First Preferred Shares, Series A shall, after such reclassification, change, amalgamation, consolidation, merger or sale, be convertible into the number of shares or other securities or property of the Corporation, or such continuing, successor, purchasing corporation, trust, partnership or other entity, as the case may be, to which a holder of the number of Common Shares as would have been issued if such First Preferred Shares, Series A had been converted immediately prior to such reclassification, change, amalgamation, consolidation, merger or sale would have been entitled upon such reclassification, change, amalgamation, consolidation, merger or sale. The Board of Directors may, and upon the written request of the holders of not less than 25% of the then issued and outstanding First Preferred Shares, Series A, shall retain a firm of independent chartered accountants (who may be the auditors of the Corporation) to make the foregoing calculation, and the Board of Directors shall determine such entitlement on the basis of the certificate of such firm which shall be addressed to the holders of First Preferred Shares, Series A, the transfer agent for such shares and the Corporation. Any such determination shall be conclusive and binding on the Corporation, the transfer agent for the First Preferred Shares, Series A, and the holders of the First Preferred Shares, Series A. No such reclassification, change, amalgamation, consolidation, merger or sale shall be carried into effect unless, in the opinion of the Board of Directors, all necessary steps shall have been taken to ensure that the holders of the First Preferred Shares, Series A shall thereafter be entitled to receive such number of shares or other securities or property of the Corporation, or such continuing, successor or purchasing corporation, as the case may be, subject to adjustment thereafter in accordance with provisions similar, as nearly as may be, to those contained in this Article 5.00. No such reclassification, change, amalgamation, consolidation, merger or sale shall be implemented by the Corporation unless, in addition to any other requirement of applicable law, the Corporation has obtained a certificate of a firm of independent chartered accountants referred to above and such certificate also states that as a result of the implementation of any such reclassification, change, amalgamation, consolidation, merger or sale, there will be no class or series of shares (or other equity securities or interest) in the Corporation, or such continuing successor, purchasing corporation, trust, partnership or entity, as the case may be, that would, or could, rank prior to or on a parity with the First Preferred Shares, Series A as to payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation or other continuing entity.

5.11 So long as any First Preferred Shares, Series A remain outstanding the Corporation shall give to the holders of First Preferred Shares, Series A at least 14 days’ prior notice of the record date for the payment of any cash dividend, stock dividend or other distribution on its Common Shares and prompt public notice of the issue to any of its shareholders of rights to subscribe for Common Shares or other securities and shall give at least 30 days’ prior notice before making any repayment of capital on its Common Shares. Any such notice shall be sufficiently given if given individually to the holders of First Preferred Shares,  Series A. The accidental failure or omission to give the notice required by this Section 5.1 1 or any defect therein shall not affect the legality or validity of any such payment, distribution or issue.

5.12 The Corporation covenants and agrees that it shall not, during the periods of notice aforesaid, close its share transfer book, other than after normal business hours, or take any other corporate action which might deprive a holder of First Preferred Shares, Series A from the opportunity of exercising any rights herein provided.

5.13 If in the opinion of the Board of Directors the provisions of this Article 5.00 are not strictly applicable, or if strictly applicable would not fairly protect the rights of the holders of the First Preferred Shares, Series A in accordance with the intent and purposes hereof, the Board of Directors shall make any adjustment in such provisions as the Board of Directors deems appropriate.

5.14 So long as any of the First Preferred Shares, Series A are outstanding the Corporation shall use its best efforts to maintain a listing and posting for trading of its outstanding Common Shares on one or more stock exchanges, including the Exchange.

5.15 The Corporation will not, by amendment of this certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of First Preferred Shares, Series A against impairment.

6.00 PURCHASE FOR CANCELLATION

6.01 In addition to its right to redeem First Preferred Shares, Series A as provided in Article 3.00, the Corporation may at any time or times purchase for cancellation the whole or any part of the outstanding First Preferred Shares, Series A in the open market (including purchases through or from an investment dealer or firm holding membership on a stock exchange) reasonably available to all holders or, at the option of the Corporation, by invitation for tenders addressed to all holders of record of the outstanding First Preferred Shares, Series A, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable. In the event that, upon any request for tenders, the Corporation shall receive two or more tenders of First Preferred Shares, Series A at the same price and which shares, when added to any shares tendered at a lower price or prices, aggregate more than the amount for which the Corporation is prepared to accept tenders, if any of the First Preferred Shares, Series A so tendered at the same price are purchased by the Corporation, they shall be purchased pro rata from such holders tendering at the same price, disregarding fractions.

6.02 First Preferred Shares, Series A purchased in accordance with this Article 6.00 shall be and be deemed to be cancelled and shall not be reissued.

7.00 LIQUIDATION

7.01 In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of First Preferred Shares, Series A shall be entitled to receive an amount per First Preferred Shares, Series A equal to the Stated Value per share, together with any accrued and unpaid dividends to the date of commencement of any such liquidation, dissolution, winding-up or other distribution of the assets of the Corporation, to be paid all such money before any money shall be paid or property or assets distributed to the holders of any Common Shares or other shares of the capital of the Corporation ranking junior to the First Preferred Shares, Series A with respect to return of capital.

7.02 After payment to the holders of the First Preferred Shares, Series A of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

8.00   RESTRICTIONS

8.01   So long as any First Preferred Shares, Series A are outstanding the Corporation shall not, without the approval of the holders of the First Preferred Shares, Series A given in the manner provided under Section 12.01:

(a)                                  issue any shares ranking prior to or on a parity with the First Preferred Shares, Series A as to the payment of dividends or the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(b)                                 declare, pay, or set aside for payment, any dividends on the Common Shares or on any other shares of the Corporation ranking junior to the First Preferred Shares, Series A as to the payment of dividends (other than stock dividends in any such shares of the Corporation, provided that any such stock dividend is made in accordance with the provisions hereof) unless all dividends up to, and including, the Dividend Payment Date for the last completed period for which dividends shall be payable shall have been declared and paid or set apart for payment in respect of the First Preferred Shares, Series A and all other shares ranking senior to or on a parity with the First Preferred Shares, Series A in respect of the payment of dividends;

(c)                                  set aside any money or make any payments for any sinking fund or other retirement fund applicable to any shares of the Corporation ranking junior to the First Preferred Shares, Series A;

(d)                                 redeem, purchase or make any capital distribution in respect of less than all of the First Preferred Shares. Series A:

(e)                                  (except out of net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the First Preferred Shares, Series A) redeem, purchase or make any capital distribution in respect of the Common Shares or any other shares of the Corporation ranking junior to the First Preferred Shares, Series A; or

(f)                                    redeem, purchase or make any capital distribution in respect of (except in connection with any purchase obligation, sinking fund, retraction privilege or mandatory redemption requirement) any shares of the Corporation ranking on a parity with the First Preferred Shares, Series A.

8.02   Nothing in Section 8.01 shall apply to hinder or prevent, and authorization is hereby given for, any of the actions referred to in such Section if consented to, or approved by, the holders of the First Preferred Shares, Series A in the manner hereinafter specified or if all the outstanding First Preferred Shares, Series A have been duly called for redemption and the redemption price paid in full or the amount required to pay the redemption price in full has been set aside for payment on or before the date fixed for redemption.

9.00   VOTING RIGHTS

9.01   Subject to applicable law, the holders of the First Preferred Shares, Series A shall not be entitled as such (except as hereinafter specifically provided) to any voting rights or to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting unless and until the Corporation from time to time shall fail to pay, in the aggregate, four quarterly dividends on the First Preferred Shares, Series A on the dates on which the same should be paid according to the terms hereof, whether or not consecutive and whether or not such dividends have been declared and whether or not there are moneys of the Corporation properly applicable to the payment of dividends; thereafter but only so long as any dividends on the First Preferred Shares, Series A are not declared and actually paid, the holders of First Preferred Shares, Series A shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and shall be entitled to 40 votes in respect of each First Preferred Shares, Series A held at all shareholders’ meetings (other than meetings of holders of another class or series of shares required by law to be held separately).

10.00   MISCELLANEOUS

10.01   The First Preferred Shares, Series A shall be convertible at the option of the holder thereof into shares of one or more other series of First Preferred Shares (the “New Shares”) into which the First Preferred Shares, Series A are made convertible by resolution of the Board of Directors upon the amendment of the constating documents of the Corporation or the enactment of a resolution by the Board of Directors setting out the terms and conditions of such conversion and the time or times during which such conversion may be effected. If at any time or from time to time such right of conversion shall become applicable, the Corporation shall as soon as practicable give notice in writing thereof to the registered holders of the First Preferred Shares, Series A, which notice shall set forth, in reasonable detail, a summary of the rights, conditions, restrictions and limitations attaching or to be attached to the New Shares.

10.02   Holders of First Preferred Shares, Series A shall not be entitled, as of right, to subscribe for or purchase or receive any shares, bonds, debentures, or other securities of the Corporation now or hereafter authorized.

11.00   AMENDMENTS

11.01   The rights, privileges, restrictions and conditions attached to the First Preferred Shares, Series A may be amended, modified, suspended, altered or repealed but only if consented to, or approved by, the holders of the First Preferred Shares, Series A in the manner hereinafter specified and in accordance with any requirements of applicable law.

12.00   APPROVAL BY HOLDERS OF FIRST PREFERRED SHARES, SERIES A

12.01   For the purpose of Section 11.01, any consent or approval given by the holders of First Preferred Shares, Series A shall be deemed to have been sufficiently given if it shall have been given in writing by all the holders of the outstanding First Preferred Shares, Series A or by a resolution passed at a meeting of holders of First Preferred Shares, Series A duly called and held upon not less than 21 days’ notice in writing to the holders at which the holders of at least 25% of the outstanding First Preferred Shares, Series A are present or are represented by proxy and carried by the affirmative vote of not less than two-thirds of the votes cast at such meeting. If at any such meeting the holders of at least 25% of the outstanding First Preferred Shares, Series A are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman. At such adjourned meeting the holders of First Preferred Shares, Series A present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the consent or approval of the holders of First Preferred Shares, Series A. On every ballot cast at every meeting every holder of a First Preferred Shares, Series A shall be entitled to one vote in respect of each First Preferred Shares, Series A held. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation.

13.00   NOTICES

13.01   Any notice, except as provided in Section 5.11, required to be given under the provisions attaching to the First Preferred Shares, Series A to holders thereof shall be given by posting the same in a postage paid envelope addressed to each holder at the last address of such holder as it appears on the books of the Corporation or, in the event of the address of any such holder not so appearing, then to the address of such holder last known to the Corporation provided that accidental failure or omission to give any such notice to one or more shareholders or any defect therein shall not affect the legality or validity of any action or proceeding founded thereon but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time.